Officers’ Certificate / Stock

ABINA Co. Ltd.

Certificate of Approval

of

Agreement of Merger

The undersigned certify that:

1. They are the president and the secretary, respectively, of ABINA Co. Ltd., a corporation organized under the laws of the Kingdom of Thailand.

2. The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding entitled to vote on the merger is Common.

We further declare under penalty of perjury under the laws of the Kingdom of Thailand that the matters set forth in this certificate are true and correct of our own knowledge.

Date: July 2, 2018

ABINA CO. Ltd.

/s/ ANDREW KHOR POH KIANG

(Signature of President)

Andrew Khor Poh Kiang, President, CEO, Chairman

/s/ MANICHAN KHOR

(Signature of Secretary)

Manichan Khor, Secretary

Officers’ Certificate / Stock

ANDES 7 ACQUISITION CORP.

Certificate of Approval

of

Agreement of Merger

The undersigned certify that:

1. They are the president and the secretary, respectively, of ANDES 7 ACQUISITION CORP., (“A7”) a Delaware corporation.

2. The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding entitled to vote on the merger is Common.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

Date: July 2, 2018

ANDES 7 ACQUISITION CORP.

/s/ ANDREW KHOR POH KIANG

(Signature of President)

Andrew Khor Poh Kiang, President, CEO, Chairman

/s/ LEE KOK KEING

(Signature of Chief Financial Officer)

Lee Kok Keing, Chief Financial Officer

Certificate of Ownership

ANDES 7 Inc.

The undersigned certify that:

1. They are the President and the Chief Financial Officer, respectively, of ANDES 7, Inc., a Delaware corporation.

2. This corporation owns 100% of the outstanding shares of ABINA Co Ltd., a corporation organized under the laws of the Kingdom of Thailand.

3. The board of directors of this corporation duly adopted the following resolution: RESOLVED, that this corporation merge ANDES 7 Acquisition Corp., (“A7”) its wholly-owned subsidiary corporation, into ABINA Co. Ltd. whereby it assumes all the obligations of ANDES 7 Acquisition Corp. pursuant to Delaware Corporations Code Title 8, section 252 of the DGCL (Delaware General Corporate Law).

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

Date: July 2, 2018

ANDES 7 Inc.

/s/ ANDREW KHOR POH KIANG

(Signature of President)

Andrew Khor Poh Kiang, President, CEO, Chairman

/s/ LEE KOK KEING

(Signature of Chief Financial Officer)

Lee Kok Keing, Chief Financial Officer

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